Exhibit 99.2

TOMOTHERAPY INCORPORATED
2002 STOCK OPTION PLAN

1. Purpose. The purpose of the TomoTherapy Incorporated 2002 Stock Option Plan (the “Plan”) is to provide favorable opportunities to certain employees, members of the Board of Directors, and advisors of TomoTherapy Incorporated (the “Company”), to acquire or increase their stock ownership in the Company, to provide an incentive to such individuals to promote the financial success of the Company, and to attract and retain the personnel necessary for the Company’s continued growth and profitability.

Pursuant to the Plan, options to purchase the Company’s common stock (“Options”) may be granted by the Company. Options granted under the Plan may be either “Incentive Stock Options,” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or Options that do not meet the requirements of Section 422(b) of the Code (“Nonqualified Stock Options”).

2. Effective Date and Term of Plan. The Plan shall be effective as of August 16, 2002, and shall continue for a period of ten (10) years thereafter unless sooner terminated as provided in Paragraph 16.

3. Approval of Shareholders. The Plan is subject to the approval of the shareholders of the Company. If it is not so approved on or before one year after the date of adoption of the Plan by the Board of Directors, the Plan shall not come into effect and any Options granted pursuant to the Plan shall be deemed cancelled. No Option may be exercised prior to approval of the Plan by the shareholders.

4. Stock Subject to Plan. Only common stock, $0.01 par value per share, of the Company (“Common Stock”) may be issued pursuant to Options granted under the Plan. The maximum number of shares Common Stock that may be issued pursuant to the exercise of Options granted under the Plan is Five Thousand Nine Hundred Twenty-one (5,921) shares, subject to any adjustments provided in Paragraph 15 (the “Option Shares”), all of which may be reserved for issuance and issued pursuant to the exercise of Incentive Stock Options awarded under this Plan. The Option Shares may be authorized and unissued, or issued and reacquired, shares of Common Stock, as the Board of Directors may determine. Option Shares with respect to which Options are not exercised prior to termination shall be available for future grants under the Plan.

5. Administration. The Plan shall be administered by the Board of Directors of the Company or a committee of the Board of Directors (in either case, the “Administrator”). Subject to the express provisions of the Plan, the Administrator shall have complete authority in its discretion, to determine those persons (“Participants”) to whom Options shall be granted, the option price, the option periods and the number of shares to be subject to each Option. Subject to the express provisions of the Plan, the Administrator shall also have the authority in its discretion to prescribe the time or times at which Options may be exercised, the limitations upon the exercise of Options (including limitations effective upon the death, disability or termination of employment of any Participant) and the restrictions, if any, to be imposed upon the transferability of shares acquired upon exercise of Options. In making such determinations, the Administrator may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and such other factors as the Administrator in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Administrator shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical), to determine whether the shares delivered upon exercise of Options will be treasury shares or will be authorized but previously unissued shares and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator’s determinations on the matters referred to in this paragraph shall be conclusive. Options granted pursuant to the Plan shall be evidenced by stock option agreements between the Company and the Participant to whom the Options are granted (the “Option Agreement”), in such form as the Administrator shall from time to time adopt.

6. Eligibility. An Option may be granted under the Plan to those current or prospective employees, directors, and advisors designated as eligible to participate by the Administrator (the “Participants”). The Administrator shall inform each individual so designated of his or her eligibility to participate in the Plan. Participation in the Plan shall be entirely voluntary. The foregoing notwithstanding, only employees of the Company are eligible to receive Incentive Stock Options.

7. Exercise Price. The exercise price per Option Share under any Option will be determined by the Administrator at the time each Option is granted, but the exercise price for Option Shares under an Incentive Stock Option shall not be less than 100% of the fair market value of a share of Common Stock on the date of grant, as determined by the Administrator. If an Incentive Stock Option is granted to a person who owns, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of stock of the Company on the date of the grant, the exercise price per Option Share shall not be less than 110% of the fair market value of a share of Common Stock on such date.

8. Option Periods. The term of each Option will be for such period as the Administrator shall determine; provided, however, that for an Incentive Stock Option, the term shall not exceed ten (10) years from the date of grant, and further provided that if an Incentive Stock Option is granted to a person who owns, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of stock of the Company on the date of the grant, the term of such Incentive Stock Option shall not exceed five (5) years from the date of grant. An Option shall be considered granted on the date the Administrator acts to grant the Option or such later date as the Administrator shall specify. Each Option shall be subject to earlier termination as described under Paragraphs 13 and 16 of this Plan.

9. Exercise of Options. Each Option may be exercised at any time during the option period for such Option (subject to the restrictions in this Paragraph 9, in Paragraph 13, and in the Option Agreement) by written notice delivered to an officer of the Company, stating

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the number of Option Shares with respect to which the Option is being exercised. In no event shall the Company be required to issue fractional shares to a Participant.

10. Payment for Option Shares. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely (i) cash or check, (ii) other shares of Common Stock that have been held by the Participant for more than six months, have not been used within the prior six-month period to exercise an option, either directly or by attestation, and that have an aggregate fair market value on the date of exercise equal to the aggregate exercise price of the Option Shares being purchased, (iii) any combination of the foregoing methods of payment; or (iv) such other consideration and method of payment as may be permitted by the Administrator. Shares of Common Stock tendered under clause (ii), above, shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. An Option shall be deemed exercised when the Company receives from the Participant (A) written notice of exercise (in accordance with the Option Agreement), (B) executed copies of any shareholder agreement or other documents then required by the Company and/or the Option Agreement applicable to the Option Shares, and (C) full payment for the Option Shares for which the Option is being exercised, which payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and/or the Plan. Upon exercise of an Option pursuant to this Paragraph 10 and subject to the Participant’s satisfaction of all tax withholding obligations as provided in Paragraph 14, below, the Company shall deliver a certificate for the Option Shares purchased by such exercise to the Participant. Such certificates shall bear a legend on the reverse side reflecting the transfer restrictions described in Paragraph 11, below. A holder of an Option shall have none of the rights of a shareholder of the Company until exercise of the Option in accordance with the provisions of this Paragraph 10 and the provisions of the Participant’s Option Agreement and until a certificate for the Option Shares has been issued to him or her.

11. Transfer Restrictions. Options are not transferable by a Participant other than by will or the laws of descent or distribution, and may be exercised during the lifetime of a Participant only by such Participant. Upon exercise in full or in part of any Option, the Option Shares purchased thereby shall be governed by, and may not be sold or otherwise disposed of except in compliance with, (i) the Company’s Bylaws; (ii) the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws (unless such transaction is, in the opinion of counsel for the Company, exempt from registration under such Act and laws), and (iii) the restrictions on transfer and other terms set forth in any shareholder agreement between the Participant and the Company and applicable to the Option Shares.

12. Exercise Limits. In the case of Incentive Stock Options, if the aggregate fair market value, as of the date the Incentive Stock Options were granted, of all Option Shares (whether pursuant to Incentive Stock Options awarded to the Participant under this Plan or any other plan of the Company that provides for the grant of Incentive Stock Options) that become exercisable for the first time by the Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code, then that portion of any Incentive Stock Option awarded under this Plan equal to the first $100,000 of

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such Option Shares will be an Incentive Stock Option, and the remaining portion of the Incentive Stock Option for the amount in excess of $100,000 that becomes exercisable in that calendar year will thereupon be deemed a Nonqualified Stock Option.

13. Termination of Employment.

(a) If the employment of a Participant terminates, or service to the Company by a non-employee terminates, other than for “Cause” (as defined in Paragraph 13(b), below), death, or “Disability” (as defined in Paragraph 13(d), below) pursuant to Paragraphs (b) through (d) of this Paragraph 13, the unvested portions, if any, of all of the Participant’s Options shall terminate immediately and the Option Shares reserved for issuance upon exercise of such unvested portions of the Participant’s Options shall immediately revert to the Plan. In the event of such a termination, the Participant’s right to exercise any Option with respect to those Option Shares that are vested but unexercised, deferred, or unpaid as of the date of such termination shall terminate on the date specified in the Option Agreement, provided that the Participant’s right to exercise any vested Incentive Stock Options shall terminate not later than three (3) months following the date on which the Participant’s employment or service to the Company terminated, unless the Administrator agrees to extend this period, in which case such extension will render the Options subject to such extension Nonqualified Stock Options. If the Option Agreement does not specify a time within which the vested portion of a Participant’s Option must be exercised following the date of termination of employment or service to the Company, the vested portion may be exercised not later than three (3) months after such date. In the event that any Options are not exercised within the time periods specified in the Option Agreement or this Paragraph 13, then all of the Participant’s rights under such Options shall be immediately forfeited and all of the Option Shares reserved for issuance upon exercise of such Options shall revert to the Plan. During the exercise periods described in this Paragraph 13(a), the Options shall be exercisable only to the extent provided in the Option Agreement. In all events, an Option will not be exercisable after the end of its term as set forth in the Option Agreement.

(b) If termination of employment is a termination for “Cause,” as defined below, then none of the Participant’s Options, whether vested or unvested as of the date of such termination, may be exercised, all of the Participant’s rights in the Options shall be forfeited, and all of the Option Shares reserved for issuance upon exercise of the Participant’s Options shall revert to the Plan. For purposes of this Plan, “Cause” shall mean any of the following: (i) any act, failure to act, conduct, pattern of conduct, or condition injurious or potentially injurious to the business or reputation of the Company; (ii) any conviction for a misdemeanor or felony the circumstances of which the Administrator determines is substantially related to the circumstances of the Participant’s job; (iii) the willful and continued failure to perform substantially the Participant’s duties for the Company, which failure remains uncured fourteen (14) days after written notice from the Company of such failure; or (iv) theft or fraud by the Participant with respect to the business of the Company.

(c) In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have such period of time as is specified in the Option Agreement within which to exercise any vested Options held by the Participant under such terms, and to the extent, as

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may be specified in the applicable Option Agreement. Rights to any such vested Options shall pass by will or the laws of descent and distribution.

(d) In the event a Participant’s employment is terminated by reason of a “Disability,” as defined below, then the vested portions of the Participant’s Options shall be exercisable for the period, and to the extent, specified in the Option Agreement. For purposes of this Plan, “Disability” shall mean that a Participant is deemed by the Company to be disabled within the meaning of Section 22(e)(3) of the Code, as such Section may be amended or otherwise modified from time to time, and which currently provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months. In the event of such Disability, Options may be exercised by, and Option Shares delivered to, the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such Disability.

(e) In the event of either uncertainty as to the interpretation or controversies concerning the application of this Paragraph 13, the Administrator’s determinations shall be binding and conclusive.

14. Tax Withholding. The Company shall have the right to (i) deduct applicable income and employment taxes from any Option payment, (ii) withhold, at the time of delivery or vesting of Option Shares under the Plan, an appropriate number of Option Shares for payment of such taxes, or (iii) take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Company may defer making delivery with respect to Option Shares pursuant to exercise of an Option hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the fair market value when the tax withholding is required to be made.

15. Adjustments Upon Changes in Capitalization, Merger, or Asset Sale. In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, reverse stock split, stock dividend, or reclassification of Common Stock, recapitalization, merger, or similar event, the Administrator may adjust proportionally (a) the number of Option Shares (i) reserved under the Plan, (ii) available for reservation and issuance pursuant to exercise of Incentive Stock Options, (iii) for which Options may be granted to an individual Participant under the Plan, and (iv) covered by outstanding Options; (b) the applicable exercise prices related to outstanding Options; and (c) the appropriate fair market value and other price determinations for such Options. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Administrator, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Administrator shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options.

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The determination of the Administrator as to any such adjustment or substitution shall be final and conclusive. No adjustment or substitution shall require the Company to issue or sell a fractional share and the total adjustment or substitution shall be limited accordingly.

16. Amendment, Suspension or Termination. The Board of Directors, without further approval of the shareholders, may from time to time amend, suspend or terminate the Plan in such respects as the Board may deem advisable, provided, however, that no amendment shall become effective without prior approval of the shareholders if such amendment would, with respect to Incentive Stock Options, (i) increase the aggregate number of Option Shares that may be issued pursuant to Options granted under the Plan, except as permitted under Paragraph 15, or (ii) increase the maximum number of Option Shares that may be issued pursuant to Incentive Stock Options granted under the Plan to any individual in any twelve month period. No amendment shall, without a Participant’s written consent, alter or impair any of the rights or obligations under any outstanding Options.

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First Amendment
to

TOMOTHERAPY INCORPORATED
2002 STOCK OPTION PLAN

1.   Pursuant to the following resolutions approved by (i) the unanimous written consent of the Board of Directors, and (ii) the shareholders of the Company at a Special Meeting of the Shareholders on February 13, 2004, effective in both cases, February 13, 2004, the Board of Directors and the Shareholders approved amending the TomoTherapy Incorporated 2002 Stock Option Plan as described below.

(a)     Resolution approved by unanimous written consent of the Board of Directors:

“RESOLVED, that Section 4 of the TomoTherapy Incorporated 2002 Stock Option Plan (the “Plan”) be amended by adding 77,731 shares of the Corporation’s Common Stock to the maximum number of shares that may be issued pursuant to the exercise of options granted under the Plan, thereby increasing the current maximum number of shares from 296,050 to 373,781 shares of Common Stock.”

(b)     Resolution approved by majority vote of the Company’s shareholders:

“RESOLVED, that an amendment to Section 4 of the TomoTherapy Incorporated 2002 Stock Option Plan (the “Plan”) that adds 77,731 shares of the Corporation’s Common Stock to the maximum number of shares that may be issued pursuant to the exercise of options granted under the Plan, thereby increasing the current maximum number of shares from 296,050 to 373,781 shares of Common Stock, is hereby approved.”

Second Amendment
to

TOMOTHERAPY INCORPORATED
2002 STOCK OPTION PLAN

1.   Pursuant to the following resolutions approved by (i) the unanimous written consent of the Board of Directors, and (ii) the shareholders of the Company at a Special Meeting of the Shareholders on November 15, 2004, the Board of Directors and the Shareholders approved amending the TomoTherapy Incorporated 2002 Stock Option Plan as described below.

(a)     Resolution approved by unanimous written consent of the Board of Directors:

“NOW, THEREFORE, BE IT RESOLVED, that Section 4 of the TomoTherapy Incorporated 2002 Stock Option Plan (the “Plan”) be amended by adding 500,000 shares of the Corporation’s Common Stock to the maximum number of shares that may be issued pursuant to the exercise of options granted under the Plan, thereby increasing the current maximum number of             shares of Common Stock that may be issued under the Plan from 373,781 to 873,781, and that such amendment be proposed to the shareholders of the Corporation for their approval.”

(b)     Resolution approved by majority vote of the Company’s shareholders:

“RESOLVED, that an amendment to Section 4 of the TomoTherapy Incorporated 2002 Stock Option Plan (the “Plan”) that adds 500,000 shares of the Corporation’s Common Stock to the maximum number of shares that may be issued pursuant to the exercise of options granted under the Plan, thereby increasing the current maximum number of shares from 373,781 to 873,781 shares of Common Stock, is hereby approved.”

Third Amendment
to

TOMOTHERAPY INCORPORATED
2002 STOCK OPTION PLAN

1.   Pursuant to the following resolutions approved by (i) the unanimous written consent of the Board of Directors, and (ii) the shareholders of the Company at a Special Meeting of the Shareholders on June 29, 2005, the Board of Directors and the Shareholders approved amending the TomoTherapy Incorporated 2002 Stock Option Plan as described below.

(a)     Resolution approved by the Board of Directors:

“NOW, THEREFORE, BE IT RESOLVED, that immediately following the effective time and date of the Company’s Amended and Restated Articles of Incorporation effecting a 4-for-1 stock split, Section 4 of the TomoTherapy Incorporated 2002 Stock Option Plan (the “Plan”) be amended by adding 2,000,000 (post-split) shares of the Company’s Common Stock to the maximum number of shares that may be issued pursuant to the exercise of options granted under the Plan, thereby increasing the current maximum number of             shares of Common Stock that may be issued under the Plan from 3,495,124 (post-split) to 5,495,124 (post-split), and that such amendment be proposed to the shareholders of the Company for their approval.”

(b)     Resolution approved by majority vote of the Company’s shareholders:

“RESOLVED, that immediately following the effective time and date of the Company’s Amended and Restated Articles of Incorporation effecting a 4-for-1 stock split, Section 4 of the TomoTherapy Incorporated 2002 Stock Option Plan (the “Plan”) be amended by adding 2,000,000 (post-split) shares of the Company’s Common Stock to the maximum number of shares that may be issued pursuant to the exercise of options granted under the Plan, thereby increasing the current maximum number of shares of Common Stock that may be issued under the Plan from 3,495,124 (post-split) to 5,495,124 (post-split).”

Fourth Amendment
to

TOMOTHERAPY INCORPORATED
2002 STOCK OPTION PLAN

1.         Pursuant to the following resolutions approved by (i) the Board of Directors of the Company at a meeting held on November 14, 2006, and (ii) the shareholders of the Company at a Special Meeting of the Shareholders on December 7, 2006, the Board of Directors and the Shareholders approved amending the TomoTherapy Incorporated 2002 Stock Option Plan as described below.

(a)     Resolution approved by the Board of Directors:

“FURTHER RESOLVED, that the Board of Directors hereby recommends to the shareholders of the Corporation to amend Section 4 of the 2002 Stock Option Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to the exercise of Options granted under the Plan to 7,895,124.”

(b)     Resolution approved by majority vote of the Company’s shareholders:

“FURTHER RESOLVED, that the Shareholders hereby approve the Fourth Amendment to the 2002 Stock Option Plan, substantially in the form distributed with the Notice of the Special Meeting of Shareholders, to increase the maximum number of shares of Common Stock that may be issued pursuant to the exercise of Options granted under the Plan to 7,895,124.”

Amendments to the Incentive Stock Option Plan,

2000 Stock Option Plan, and 2002 Stock Option Plan, as amended

Adopted April 16, 2007

1.     Maximum Shares Reserved

Section 4 of each Plan shall be amended to provide that the maximum number of Shares that may be issued pursuant to the exercise of options under the Plan is: (i) 192,500 Shares under the Incentive Stock Option Plan; (ii) 125,080 Shares under the Corporation’s 2000 Stock Option Plan; and (iii) 5,151,946 Shares under Corporation’s 2002 Stock Option Plan, as amended.

2.     Certain Reserved Shares Released

The following Shares previously reserved for issuance upon the exercise of options granted shall be released from reservation under the Plans: (i) 39,452 Shares under the Corporation’s Incentive Stock Option Plan; (ii) 32,480 Shares under the Corporation’s 2000 Stock Option Plan; (iii) 1,621,074 Shares under the Corporation’s 2002 Stock Option Plan, as amended; and (iv) all Shares underlying outstanding options that are cancelled prior to exercise.

3.     New Grants Prohibited

Neither the Committee (as defined in the Incentive Stock Option Plan) nor the Administrator (as defined in each of the 2000 Stock Option Plan and 2002 Stock Option Plan) shall grant or otherwise authorize the grant of options under the respective Plan which it administers.

TOMOTHERAPY INCORPORATED
STOCK OPTION AGREEMENT
(Incentive Stock Option)

This Stock Option Agreement (this “Agreement”) is made as of (Grant Date), by and between TomoTherapy Incorporated (the “Company”) and (Employee Name) (the “Participant”).

Background

The Company has adopted the TomoTherapy Incorporated 2002 Stock Option Plan (the “Plan”) to encourage certain employees, directors, and advisors of the Company to acquire or increase their stock ownership in the Company, to provide an incentive to such individuals to promote the financial success of the Company, and to enable the Company to attract and retain personnel necessary for continued growth and profitability. Terms not otherwise defined in this Agreement have the meanings ascribed to them in the Plan.

The Company considers it desirable and in its best interest to grant the Participant an option to purchase shares of the common stock, par value $0.01, of the Company (“Common Stock”).

The option granted under this Agreement is intended by the parties to be, and shall be treated as, an “Incentive Stock Option,” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent, if any, that the option granted under this Agreement does not, as of the date of this Agreement or any date hereafter, qualify as an Incentive Stock Option under the terms of this Agreement, the Plan, or Section 422(b) of the Code, it is the intent of the parties that all or that portion of the option granted under this Agreement that does not so qualify shall be, and shall be treated and referred to in this Agreement as, a “Nonqualified Stock Option,” as that term is defined in the Plan.

Agreement

In consideration of the mutual covenants set forth below, it is agreed as follows:

1. Grant of Option. The Company hereby grants the Participant the option (the “Option”) to purchase up to (number of shares) shares of the Common Stock of the Company (the “Option Shares”), subject to the terms and conditions of this Agreement.

2. Exercise Price. The purchase price for the Option Shares shall be $      per share, which is the fair market value of the shares on the date of this Agreement (the “Exercise Price”).

3. Term of the Option and Vesting.

(a) In all events, if the Option is not terminated earlier pursuant to the provisions of Sections 8 or 10(b), below, the Option shall expire and all of the Participant’s rights under the

Option shall terminate as of 5 p.m. Central Time on the sixth (6th) anniversary of the date of this Agreement (the “Option Termination Date”).

(b) Subject to the accelerated vesting provided in Sections 3(c) and 10(b), below, and subject to the limitations and termination provisions of Sections 7 and 8, below, the Option shall vest, and the Participant shall have the right to exercise the Option with respect to such vested Option Shares, according to the following schedule:

(i) Twenty-five percent (25%) of the Option Shares shall vest on the first anniversary of the date of this Agreement; and,

(ii) An additional twenty-five (25%) of the Option Shares shall vest thereafter on each of the subsequent three (3) annual anniversaries of such date, provided that as of each such date the Participant continues to be an employee of the Company.

(c) Notwithstanding the foregoing vesting schedule in Section 3(b), above, all of the Option Shares shall vest and the Participant shall have the right to exercise the Option to purchase all of the Option Shares, including those Option Shares that would otherwise be unvested, upon the occurrence of any of the following:

(i) the Participant’s Involuntary Termination within the period commencing three (3) months prior to and ending twelve (12) months after a Change in Control, as those terms are defined in Sections 3(d) and 3(e), respectively, below;

(ii) the Participant’s death; or

(iii) the Participant’s Disability, as defined in Section 3(f), below.

(d) For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any of the following after the date of this Agreement:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, other than in a private financing transaction approved by the Board of Directors;

(ii) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the outstanding capital stock, other than to an affiliate of the Company as determined by the Board of Directors of the Company;

(iii) a merger or consolidation in which the Company is a party and in which the shareholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such transaction; or

(iv) the sale or disposition by the Company of all or substantially all of the Company’s assets.

(e) For purposes of this Section 3 of this Agreement, the term “Involuntary Termination” shall mean the occurrence of any of the following:

(i) unless otherwise agreed in writing between the Participant and the Company, any termination by the Company of the Participant’s employment that is effected for any reason other than death, Disability, as defined below, or one or more of the reasons set forth in Section 8(b), below;

(ii) without the Participant’s express written consent, a material reduction by the Company in the base compensation or overall employee benefits package of the Participant as in effect immediately prior to such reduction; or

(iii) without the Participant’s express written consent, the relocation of the Participant to a facility or a location more than 50 miles from the Participant’s then present location.

(f) For purposes of this Agreement, the term “Disability” shall mean that the Participant is deemed by the Company to be permanently and totally disabled as that term is defined in Section 22(e)(3) of the Code, as such Section may be amended from time to time and which currently provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

4. Method of Exercise. Subject to the limitations in Sections 3 and 7 and the termination provisions of Sections 8 and 10(b), below, that portion of the Option that is vested may be exercised at any time from the date of this Agreement until 5 p.m. Central Time on the Option Termination Date, as defined in Section 3(a), above, by delivery of the Exercise Notice attached as Exhibit A to an officer of the Company, stating the number of Option Shares with respect to which the Option is being exercised. No partial exercise of such Option may be for less than one (1) share and in no event shall the Company be required to transfer fractional shares to the Participant.

5. Payment for Option. At the time of exercise, the Participant shall make full payment of the Exercise Price (i) in cash; (ii) if permitted by the Administrator, by means of tendering shares of Common Stock that have been held by the Participant for more than six months and have not been used within the prior six-month period to exercise an option, either directly or by attestation, valued at fair market value on the date of exercise; or (iii) any combination of (i) and (ii). Shares of Common Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon the Company’s receipt of (a) the payment of the entire Exercise Price for the Option Shares so purchased, (b) a fully executed copy of the shareholder agreement as provided in Section 6, below, and (c) satisfactory proof of the Participant’s payment of any income or employment tax withholding obligations, if any, as provided in Sections 7 and 11, below certificates for such shares shall be delivered to the Participant. If the items listed in the preceding sentence, including full payment of the Exercise Price, are not received by the Company at the time of exercise, the Exercise Notice will be deemed null and void, the Company shall not be obligated to deliver a certificate for the Option Shares, and the Company shall have no further obligation with respect to the Exercise Notice or the Option Shares described therein.

6. Transfer Restrictions and Obligation to Execute Shareholder Agreement. Upon exercise, in full or in part, of the Option and the issuance of any of the Option Shares pursuant thereto, such Option Shares shall be subject to restrictions on transfer, and the Company will be granted the right to repurchase the issued Option Shares under certain circumstances, including termination of employment, all as set forth in a shareholder agreement in the form required by the Company on the date of such exercise. As a condition to the Participant’s right to exercise the Option, in full or in part, the Participant agrees to execute and deliver such shareholder agreement as of the date the Participant first exercises the Option, whether in full or in part, and be bound by the terms of such agreement.

7. Limitations.

(a) If the aggregate fair market value (determined by the Administrator as of the date the Option is granted) of any Option Shares that become exercisable for the first time by the Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code from time to time, then that amount of the Option attributable to the first $100,000 worth of Option Shares to become exercisable in such calendar year will be an Incentive Stock Option, and the remaining portion of the Option for the amount in excess of $100,000 that become exercisable in that calendar year will be a Nonqualified Stock Option.

(b) The Participant agrees to satisfy all applicable federal, state, and local income and employment tax withholding obligations or other taxes, if any, that may be incurred at any time in connection with the Participant’s receipt or exercise of the Option and any subsequent sale or other disposition of any of the Option Shares.

8. Termination.

(a) In all events, the Option shall expire and all of the Participant’s rights thereunder shall terminate not later than the Option Termination Date, as defined in Section 3(a), above. Except as expressly provided otherwise in subsections (b) through (d) of this Section 8, if the employment of the Participant terminates, then all of the unvested portion of the Option shall terminate immediately and that portion of the Option that is vested but unexercised shall terminate as of 5 p.m. Central Time upon the earlier of (i) three (3) months after termination of employment with the Company, or (ii) the Option Termination Date. To the extent the Participant fails to exercise the vested portion of the Option within the time specified in the preceding sentence, the Option terminates and all rights of the Participant with respect to the Option are forfeited.

(b) If termination of employment is a termination for “Cause,” as defined herein, then the Option, or that portion of it that remains unexercised as of the date of such termination, may not be exercised and all of the Participant’s rights in the Option shall be forfeited upon such termination. As used in this Agreement, the term “Cause” shall mean any of the following: (i) any act, failure to act, conduct, pattern of conduct, or condition injurious or potentially injurious to the business or reputation of the Company; (ii) any conviction for a misdemeanor or felony the circumstances of which the Administrator determines is substantially related to the circumstances of the Participant’s job; (iii) the willful and continued failure to perform substantially the Participant’s duties for the Company, which failure remains uncured fourteen (14) days after written notice from the Company of such failure; or (iv) theft or fraud by the Participant with respect to the business of the Company.

(c) If termination of employment results from the Disability, as defined in Section 3(f), above, of the Participant, the Option may be exercised at any time within one (1) year after such termination of employment, but in no event beyond the Option Termination Date. The Option may be exercised by, and upon such exercise the Option Shares issued to, the Participant if legally competent or a legally designated guardian or representative of the Participant if the Participant is legally incompetent as a result of such Disability.

(d) If termination of employment results from the death of the Participant, the personal representative of the Participant’s estate, or a person who by bequest, inheritance, or otherwise by reason of the Participant’s death acquired the right to exercise the Option, may exercise the Option at any time within one (1) year after the death of the Participant, but in no event beyond the Option Termination Date.

9. Nontransferability of Options. The Option granted hereunder is not transferable by the Participant other than by will or the laws of descent or distribution, and, except as provided in Section 8(c), above, may be exercised during the lifetime of the Participant only by the Participant.

10. Adjustments Upon Changes in Capitalization, Merger, or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Option Shares subject to the Option, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted (or which have been returned to the Plan upon cancellation or expiration of an Option), and the Exercise Price, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. No adjustment shall require the Company to issue or sell a fractional share and the total adjustment shall be limited accordingly. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Option Shares or the Exercise Price.

(b) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or other business entity, or the sale of substantially all of the assets of the Company, the Option shall be assumed, as described below, by the successor entity or its parent or subsidiary (in either case, the “Successor”) by substitution of an equivalent option or right. If the Successor refuses or otherwise fails to assume the Option, (i) the Participant shall immediately vest in and have the right to exercise the Option as to all of the Option Shares, including those Option Shares as to which the Participant would not otherwise be vested or have the right to exercise; and (ii) the Option shall be exercisable as to all Option Shares for a period of fifteen (15) days from the date the Administrator gives written notice to the Participant stating that a substituted option or right will not be issued by or on behalf of the Successor and that the Option is therefore immediately vested and exercisable as to all Option Shares for fifteen (15) days under this Section 10(b). The Administrator’s notice to the Participant under this Section 10(b) shall be given not less than fifteen (15) days prior to the closing of such merger or asset sale. If the Option is not fully exercised within the fifteen (15) day period provided under this Section 10(b), the Option and all rights of the Participant thereunder will terminate. For purposes of this Section 10(b), the Option shall be considered assumed if, following the merger or sale of assets, the equivalent option or substituted right confers the right to purchase or receive, for each Option Share subject to the Option on the effective date of the transaction, the same consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor entity or its parent or subsidiary, the Administrator may, with the consent of the Successor, provide for the consideration to be received upon the exercise of the Option, for each Option Share, to be solely common stock of the successor entity or its parent or subsidiary equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets. No such substitution shall require the

Company, the successor entity, or its parent or subsidiary to issue or sell a fractional share and the total substitution shall be limited accordingly.

11. Tax Consequences. Some of the federal tax consequences relating to the exercise of this Option or the disposition of the Option Shares, as of the date of this Agreement, are set forth below. This Summary is not complete, and the tax laws and regulations are subject to change. The Participant should consult a tax advisor before exercising this Option or disposing of any of the Option Shares.

(a) Exercise of an Incentive Stock Option. With respect to that portion of the Option that qualifies as an Incentive Stock Option, the Participant will have no regular federal income tax liability upon its exercise, although the excess, if any, of the fair market value of the Option Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Participant to alternative minimum tax in the year of exercise. In addition, after the date of this Agreement, the Code and/or the regulations thereunder may be amended so as to require the Participant to pay, and the Company to withhold, at the time of exercise employment taxes on the excess, if any, of the fair market value of the Option Shares on the date of exercise over their aggregate Exercise Price.

(b) Exercise of Non-Qualified Stock Option. With respect to that portion, if any, of the Option that qualifies as a Non-Qualified Stock Option, the Participant will be treated as having received compensation income (taxable at ordinary income rates) equal to the excess, if any, of the fair market value of the Option Shares on the date of exercise over their aggregate Exercise Price, and the Company will be required to withhold from the Participant’s compensation or collect from the Participant (if the Participant is no longer employed by the Company) and pay to the applicable taxing authorities at the time of exercise an amount in cash equal to a percentage of this compensation income, and the Company may refuse to deliver the Option Shares if such withholding amounts are not delivered at the time of exercise.

(c) Disposition of Option Shares. If Option Shares acquired pursuant to exercise of that portion of this Option that qualifies as an Incentive Stock Option are held by the Participant until the later of one year from the date of their acquisition or the second anniversary of this Agreement, any gain realized by the Participant on the subsequent sale of such Option Shares will be treated as long term capital gain for federal income tax purposes. Conversely, if any Option Shares are sold either within one year of their acquisition or prior to the second anniversary of this Agreement, any gain realized by the Participant on such sale will be treated as compensation income (taxable at ordinary income tax rates) to the extent of the difference between the aggregate Exercise Price and the lesser of (i) the fair market value of such Option Shares on the date of exercise, or (ii) the sale price of such Option Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the Option Shares were held. In the case of Option Shares acquired pursuant to exercise of that portion, if any, of this Option that qualifies as a Non-Qualified Stock Option, if such Option Shares are held by the Participant for at least one year after their acquisition, any gain realized on their subsequent sale will be treated as long-term capital gain for federal income tax purposes.

(d) Notice of Disqualifying Disposition of Option Shares. If the Participant sells or otherwise disposes of any of the Option Shares acquired pursuant to exercise of that portion of this Option that qualifies as an Incentive Stock Option before the later of (i) one year after the exercise date, or (ii) the second anniversary of this Agreement, the Participant shall immediately notify the Company in writing of such disposition. The Participant acknowledges that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of the Option Shares by payment in cash or out of the current earnings paid to the Participant.

(e) Determination of Fair Market Value of the Option Shares. Notwithstanding the Company’s good faith determination of the fair market value of the Company’s Common Stock for purposes of determining the Exercise Price of the Options as set forth in the Notice, the taxing authorities may assert that the fair market value of the Option Shares on the Date of Award was greater than the Exercise Price. If designated in the Notice as an Incentive Stock Option, the Option may fail to qualify as an Incentive Stock Option if the Exercise Price of the Option is less than the fair market value of the Common Stock on the date of this Agreement. In addition, under Section 409A of the Code, if the Exercise Price of the Option is less than the fair market value of the Common Stock on the date of this Agreement, the Option may be treated as a form of deferred compensation and the Participant may be subject to an additional 20% tax, plus interest and possible penalties. The Participant is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

(f) Compliance with Section 409A of the Code. The Participant acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify this Agreement in any manner and delay the payment of any amounts payable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance as the Company deems appropriate or advisable.

12. Binding Effect. This Agreement shall be construed in accordance with the provisions of the Plan as implemented from time to time by the Administrator (as defined in the Plan) and shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

14. Notices. The Exercise Notice, in the form attached hereto, shall only be considered given by the Participant and received by the Company when actually received by an officer of the Company along with (a) full payment for the Option Shares being purchased thereby, (b) a fully executed copy of the shareholder agreement required under Section 6, above, and (c) the Participant’s satisfaction of any income or employment tax withholding obligations, as required by Sections 5, 7, and 11, above. Any other notice or other communication required or permitted to be given under the terms of this Agreement shall be in writing and shall be considered to be given and received in all respects (i) when personally delivered to a party, (ii) on the next business day following the date on which it is sent via reputable overnight courier service; (iii) five (5) days after being sent by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) when transmitted by fax if confirmation of receipt is printed on the sending fax machine. Any notice to the Participant shall be addressed to that address last appearing on the Company’s records. Any notice to the Company shall be addressed to the Company’s Chief Executive Officer at the Company’s then principal place of business.

15. No Continuing Rights. This Agreement shall not confer upon the Participant any right with respect to continuation of employment by the Company, alter the Participant’s at-will employment status, or interfere in any way with the right of the Company to terminate the Participant’s employment to the Company at any time with or without notice, except as may otherwise be provided in any other written agreement between the Participant and the Company.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

TOMOTHERAPY
INCORPORATED

By:
Paul Reckwerdt, President

The undersigned Participant hereby accepts the foregoing Option and agrees to the terms and conditions of this Stock Option Agreement and of the Plan.

PARTICIPANT:

Name:

Exhibit A
to Stock Option Agreement

EXERCISE NOTICE

1. Exercise of Option. Effective as of today,                                         , 20      , the undersigned (the “Participant”) hereby elects to exercise the Participant’s option (the “Option”) to purchase                   shares of the Common Stock (the “Shares”) of TomoTherapy Incorporated (the “Company”) under and pursuant to the Company’s 2002 Stock Option Plan (the “Plan”) and the Participant’s Stock Option Agreement with the Company dated                                          (the “Option Agreement”).

2. Representations of the Participant. The Participant acknowledges that the Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. The Participant also acknowledges that as a condition of exercise, the Participant agrees to execute and be bound by a shareholder agreement that places restrictions on transfer of the Shares and grants the Company the right to repurchase the Shares upon the occurrence of certain events, including termination of employment (the “Shareholder Agreement”).

3. Rights as Shareholder. Until (a) the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and delivered to the Participant, and (b) the Shareholder Agreement is executed and delivered by the Participant, no right to vote or receive dividends or any other rights as a shareholder of the Company shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue and deliver (or cause to be issued and delivered) such stock certificate promptly after the Option is exercised and the Shareholder Agreement is executed and delivered to the Company.

Thereafter, the Participant shall enjoy rights as a shareholder until such time as the Participant disposes of the Shares or the Company and/or its assignee(s) exercises its right of first refusal or the repurchase rights contained in the Shareholder Agreement. Upon such exercise, the Participant shall have no further rights as a holder of the Shares except the right to receive payment for the Shares so purchased in accordance with the provisions of the Shareholder Agreement, and the Participant shall cause the certificate(s) evidencing the Shares to be surrendered to the Company for transfer or cancellation.

4. Delivery of Payment. The Participant shall deliver payment of the aggregate Exercise Price for the Shares to the Company with this Exercise Notice.

5. Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Shares. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Company for any tax advice.

6. Taxes. The Participant agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations, if any, incurred as a result of this exercise and shall have either (a) delivered to the Company with this Exercise Notice the full amount of such

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obligations, or (b) made arrangements acceptable to the Company to satisfy such obligations. In the case of an Incentive Stock Option, the Participant also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the date of the Option Agreement or within one (1) year from the date such Shares were purchased by the Participant. If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such an early disposition, the Participant agrees to satisfy the amount of such withholding in a manner that the Administrator prescribes.

7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Participant or by the Company to the Administrator of the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all persons.

8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

9. Governing Law; Severability. This Exercise Notice shall be governed by and construed in accordance with the laws of the State of Wisconsin. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and enforceable.

10. Notices. Any notice required under Section 6, above, shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Company at its then principal place of business. The Participant acknowledges, however, that this Exercise Notice is not effective until actually received by an officer of the Company pursuant to Section 14 of the Option Agreement.

11. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

Submitted by:	Accepted by:
PARTICIPANT	TOMOTHERAPY INCORPORATED

By:
(Signature)
Its:

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TOMOTHERAPY INCORPORATED
STOCK OPTION AGREEMENT
(Non-Qualified Stock Option)

This Stock Option Agreement (this “Agreement”) is made as of [Date], by and between TomoTherapy Incorporated (the “Company”) and [Name] (the “Participant”).

Background

The Company has adopted the TomoTherapy Incorporated 2002 Stock Option Plan (the “Plan”) to encourage certain employees, directors, and advisors of the Company to acquire or increase their stock ownership in the Company, to provide an incentive to such individuals to promote the financial success of the Company, and to attract and retain the personnel necessary for the Company’s continued growth and profitability. Terms not otherwise defined in this Agreement have the meanings ascribed to them in the Plan.

The Company considers it desirable and in its best interest to grant the Participant an option to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”).

The option granted under this Agreement is intended by the parties to be, and shall be treated as, a “Nonqualified Stock Option,” as that term is defined in the Plan.

Agreement

In consideration of the mutual covenants set forth below, it is agreed as follows:

1. Grant of Option. The Company hereby grants the Participant the option (the “Option”) to purchase up to [Number] (####) shares of the Common Stock of the Company (the “Option Shares”), subject to the terms and conditions of this Agreement.

2. Exercise Price. The purchase price for the Option Shares shall be [Amount] ($#.##) per share, which is the fair market value of the Common Stock on the date of this Agreement (the “Exercise Price”).

3. Term of the Option and Vesting.

(a) In all events, if the Option is not terminated earlier pursuant to the provisions of Sections 8 or 10(b), below, the Option shall expire and all of the Participant’s rights under the Option shall terminate as of 5 p.m. Central Time on the sixth anniversary of the date of this Agreement (the “Option Termination Date”).

(b) Subject to the accelerated vesting provided in Section 3(c), below, and subject to the termination provisions of Section 8, below, the Option shall vest, and the Participant shall have the right to exercise the Option with respect to such vested Option Shares according to the following schedule:

(i)  twenty-five percent (25%) of the Option Shares shall vest as of the date of this Agreement, which is hereafter referred to as the “Vesting Commencement Date”; and

(ii) An additional twenty-five percent (25%) of the Option Shares shall vest thereafter on each of the following three (3) annual anniversaries of such date, provided that the Participant continues to be a director, advisor, consultant, or employee of the Company as of each such anniversary.

(c) Notwithstanding the foregoing vesting schedule in Section 3(b), above, all of the Option Shares shall vest and the Participant shall have the right to exercise the Option to purchase all of the Option Shares, including those Option Shares that would otherwise be unvested, upon the occurrence of any of the following:

(i) the Participant’s Involuntary Termination within the period commencing three (3) months prior to and ending twelve (12) months after a “Change in Control,” as those terms are defined in Sections 3(d) and (e), respectively, below;

(ii) the death of the Participant; or

(iii) the Participant’s “Disability,” as defined in Section 3(f), below.

(d) For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any of the following after the date of this Agreement:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, other than in a private financing transaction approved by the Board of Directors;

(ii) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the outstanding capital stock, other than to an affiliate of the Company as determined by the Board of Directors of the Company;

(iii) a merger or consolidation in which the Company is a party and in which the shareholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such transaction; or

(iv) the sale or disposition by the Company of all or substantially all the Company’s assets.

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(e) For purposes of this Section 3 of this Agreement, the term “Involuntary Termination” shall mean the occurrence of any of the following:

(i) unless otherwise agreed in writing between the Participant and the Company, any termination by the Company of the Participant’s employment or service as an advisor or director that is effected for any reason other than death, Disability, as defined below, or one or more of the reasons set forth in Section 8(b), below;

(ii) without the Participant’s express written consent, a material reduction by the Company in the base compensation or overall employee or advisor/director benefits package of the Participant as in effect immediately prior to such reduction; or

(iii) without the Participant’s express written consent, the relocation of the Participant to a facility or a location more than 50 miles from the Participant’s then present location.

(f) For purposes of this Agreement, the term “Disability” shall mean that the Participant is deemed by the Company to be permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), as such Section may be amended or otherwise modified from time to time and which currently provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

4. Method of Exercise. Subject to the termination provisions of Sections 8 and 10(b), below, that portion of the Option that is vested may be exercised at any time from the date of this Agreement until 5 p.m. Central Time on the Option Termination Date, as defined in Section 3(a), above, by delivery of the Exercise Notice attached hereto as Exhibit A to an officer of the Company, stating the number of Option Shares with respect to which the Option is being exercised. No partial exercise of the Option may be for less than one (1) share, and in no event shall the Company be required to transfer fractional shares to the Participant.

5. Payment for Option Shares. At the time of exercise, the Participant shall make full payment of the Exercise Price (i) in cash; (ii) if permitted by the Administrator, by tendering shares of Common Stock that have been held by the Participant for more than six months and have not been used within the prior six-month period to exercise an option, either directly or by attestation, valued at fair market value on the date of exercise; or (iii) any combination of (i) and (ii). Shares of Common Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon the Company’s receipt of (a) the payment of the entire Exercise Price for the Option Shares so purchased, (b) a fully executed copy of the shareholder agreement as provided in Section 6, below, and (c) satisfactory proof of the Participant’s payment of any income or employment tax withholding obligations as provided in Section 11, certificates for such shares shall be delivered to the Participant. If the items listed in the preceding sentence, including full payment of the Exercise Price, are not received by the

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Company at the time of exercise, the Exercise Notice will be deemed null and void, the Company shall not be obligated to deliver a certificate for the Option Shares, and the Company shall have no further obligation with respect to the Exercise Notice or the Option Shares described therein.

6. Transfer Restrictions and Obligation to Execute Shareholder Agreement. Upon exercise, in full or in part, of the Option and the issuance of any of the Option Shares pursuant thereto, such Option Shares shall be subject to restrictions on transfer, and the Company will be granted the right to repurchase the issued Option Shares under certain circumstances, including termination of employment or service to the Company as a director, advisor, or consultant, all as set forth in a shareholder agreement in the form required by the Company on the date of such exercise. As a condition to the Participant’s right to exercise the Option, in full or in part, the Participant agrees to execute and deliver such shareholder agreement as of the date the Participant first exercises the Option, whether in full or in part, and to be bound by the terms of such agreement.

7. Tax Consequences. Some of the federal tax consequences relating to the exercise of this Option or the sale or other disposition of the Option Shares, as of the date of this Stock Option Agreement, are set forth below. This Summary is not complete, and the tax laws and regulations are subject to change. The Participant should consult a tax advisor before exercising this Option or disposing of any of the Option Shares. Upon any exercise of the Option, the Participant may incur regular federal income tax liability. The Participant will be treated as having received compensation income (taxable at ordinary income rates) equal to the excess, if any, of the fair market value of the Option Shares on the date of exercise over their aggregate Exercise Price. If the Participant is an employee or a former employee, the Company will be required to withhold from his or her compensation or collect from the employee and pay to the applicable taxing authorities at the time of exercise an amount in cash equal to a percentage of this compensation income, and the Company may refuse to deliver the Option Shares if such withholding amounts are not delivered at the time of exercise. If the Option Shares are held for at least one year following exercise, any gain realized on the sale or other disposition of the Option Shares will be treated as long-term capital gain for federal income tax purposes.

8. Termination of the Option.

(a) In all events, the Option shall expire and all of the Participant’s rights thereunder shall terminate not later than the Option Termination Date, as defined in Section 3(a), above. Except as expressly provided otherwise in subsections (b) — (d) of this Section 8, and subject to the accelerated vesting provisions of Section 3, above, if the service by the Participant as a director, advisor, consultant, or employee to the Company terminates, then all of the unvested portion of the Option shall terminate immediately and that portion of the Option that is vested but unexercised shall terminate as of 5 p.m. Central Time upon the earlier of (i) three (3) months after termination of service with the Company, or (ii) the Option Termination Date. To the extent the Participant fails to exercise the vested portion of the Option within the time specified in the preceding sentence, the Option terminates and all rights of the Participant with respect to the Option are forfeited.

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(b) If termination of service is a termination for “Cause,” as defined below, then the Option, or that portion of it that remains unexercised as of the date of such termination, may not be exercised and all of the Participant’s rights in the Option shall be forfeited upon such termination. For purposes of this Agreement, the term “Cause” shall mean any of the following: (i) any act, failure to act, conduct, pattern of conduct, or condition injurious or potentially injurious to the business or reputation of the Company; (ii) any conviction for a misdemeanor or felony the circumstances of which the Administrator determines is substantially related to the circumstances of the Participant’s service to the Company; (iii) the willful and continued failure to perform substantially the Participant’s duties for the Company, which failure remains uncured fourteen (14) days after written notice from the Company of such failure; or (iv) theft or fraud by the Participant with respect to the business of the Company.

(c) If termination of service results from the Participant’s “Disability,” as defined in Section 3(e), above, the Option may be exercised at any time within one (1) year after such termination of service, but in no event beyond the Option Termination Date. In such event, the Option may be exercised by, and upon such exercise the Option Shares issued to, the Participant if legally competent or a legally designated guardian or representative of the Participant if the Participant is not legally competent.

(d) If termination of service results from the death of the Participant, the personal representative of the Participant’s estate, or a person who by bequest, inheritance, or otherwise by reason of the Participant’s death acquired the right to exercise the Option, may exercise the Option at any time within one (1) year after the death of the Participant, but in no event beyond the Option Termination Date.

9. Nontransferability of Options. The Option granted hereunder is not transferable by the Participant other than by will or the laws of descent or distribution, and, except as provided in Section 8(c), above, may be exercised during the lifetime of the Participant only by the Participant.

10. Adjustments Upon Changes in Capitalization, Merger, or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Option Shares subject to the Option, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted (or which have been returned to the Plan upon cancellation or expiration of an Option), and the Exercise Price, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. No adjustment shall require the Company to issue or sell a fractional share and the total adjustment shall be limited accordingly. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities

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convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Option Shares or the Exercise Price.

(b) Merger or Asset Sale. In the event of a merger of the Company with or into another business entity, or the sale of substantially all of the assets of the Company, the Option shall be assumed or an equivalent option or right substituted by the successor entity or its parent or subsidiary (in either case, the “Successor”). In the event that the Successor refuses or otherwise fails to assume or substitute for the Option, (i) the Participant shall immediately vest in and have the right to exercise the Option as to all of the Option Shares, including those Option Shares, if any, as to which the Participant would not otherwise be vested or have the right to exercise; and (ii) the Option shall be exercisable as to all Option Shares for a period of fifteen (15) days from the date the Administrator gives written notice to the Participant stating that a substituted option or right will not be issued by or on behalf of the Successor and that the Option is therefore immediately vested and exercisable as to all Option Shares for fifteen (15) days under this Section 10(b). The Administrator’s notice to the Participant under this Section 10(b) shall be given not less than fifteen (15) days prior to the closing of such merger or asset sale. If the Option is not exercised within the fifteen (15) day exercise period provided under this Section 10(b), the Option and all rights of the Participant thereunder will terminate. For the purposes of this Section 10(b), the Option shall be considered assumed if, following the merger or sale of assets, the equivalent option or substituted right confers the right to purchase or receive, for each Option Share subject to the Option on the effective date of the transaction, the same consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor entity or its parent or subsidiary, the Administrator may, with the consent of the Successor, provide for the consideration to be received upon the exercise of the Option, for each Option Share, to be solely common stock of the successor entity or its parent or subsidiary that is equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets. No substitution shall require the Company, the successor entity, or its parent or subsidiary to issue or sell a fractional share and the total substitution shall be limited accordingly.

11. Taxes. The Participant agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations with respect to any exercise of the Option.

12. Binding Effect. This Agreement shall be construed in accordance with the provisions of the Plan as implemented from time to time by the Administrator and shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

14. Notices. The Exercise Notice, in the form attached hereto, shall only be considered given by the Participant and received by the Company when actually received by an officer of the Company along with (a) full payment for the Option Shares being purchased thereby, (b) a fully executed copy of the shareholder agreement required under Section 6, above, and (c) the

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Participant’s satisfaction of any income or employment tax withholding obligations, as required by Sections 5 and 11, above. Any other notice or other communication required or permitted to be given under the terms of this Agreement shall be in writing and shall be considered to be given and received in all respects (i) when personally delivered to a party, (ii) on the next business day following the date on which it is sent via reputable overnight courier service; (iii) five (5) days after being sent by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) when transmitted by fax if confirmation of receipt is printed on the sending fax machine. Any notice to the Participant shall be addressed to that address last appearing on the Company’s records. Any notice to the Company shall be addressed to the Company’s Chief Executive Officer at the Company’s then principal place of business.

15. No Continuing Rights. This Agreement shall not confer upon the Participant any right with respect to continuation of employment by or service to the Company, alter the Participant’s at-will employment status, if applicable, or interfere in any way with the right of the Company to terminate the Participant’s employment or service to the Company at any time with or without notice, except as may otherwise be provided in any other written agreement between the Participant and the Company.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

TOMOTHERAPY INCORPORATED

By:
Frederick A. Robertson, M.D.,
Chief Executive Officer

The undersigned Participant hereby accepts the foregoing Option and agrees to the terms and conditions of this Stock Option Agreement and of the Plan.

PARTICIPANT

Signature of Participant

Print name

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TomoTherapy Incorporated 2002 Stock Option Plan
Exhibit A to Stock Option Agreement

EXERCISE NOTICE

1. Exercise of Option. Effective as of today,                                                                                 , 20      , the undersigned (the “Participant”) hereby elects to exercise the Participant’s option (the “Option”) to purchase                                                     shares of the Common Stock (the “Shares”) of TomoTherapy Incorporated (the “Company”) under and pursuant to the Company’s 2002 Stock Option Plan (the “Plan”) and the Participant’s Stock Option Agreement dated                                                             , 200      (the “Option Agreement”).

2. Representations of the Participant. The Participant acknowledges that the Participant has received, read, and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. The Participant also acknowledges that as a condition of exercise, the Participant agrees to execute and be bound by a shareholder agreement that places restrictions on transfer of the Shares and grants the Company the right to repurchase the Shares upon the occurrence of certain events (the “Shareholder Agreement”).

3. Rights as Shareholder. Until (a) the stock certificate evidencing the Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and delivered to the Participant, and (b) the Shareholder Agreement is executed and delivered by the Participant, no right to vote or receive dividends or any other rights as a shareholder of the Company shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue and deliver (or cause to be issued and delivered) such stock certificate promptly after the Option is exercised and the Shareholder Agreement is executed and delivered to the Company.

Thereafter, the Participant shall enjoy rights as a shareholder until such time as the Participant disposes of the Shares or the Company and/or its assignee(s) exercises its right of first refusal or any repurchase right contained in the Shareholder Agreement. Upon such exercise, the Participant shall have no further rights as a holder of the Shares except the right to receive payment for the Shares so purchased in accordance with the provisions of the Shareholder Agreement, and the Participant shall cause the certificate(s) evidencing the Shares to be surrendered to the Company for transfer or cancellation.

4. Delivery of Payment. The Participant shall deliver payment of the aggregate Exercise Price for the Shares to the Company with this Exercise Notice.

5. Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Shares. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Company for any tax advice.

6. Taxes. The Participant agrees to satisfy all applicable federal, state, and local income and employment tax withholding obligations incurred as a result of this exercise and shall have either (a) delivered to the Company with this Exercise Notice the full amount of such obligations, or (b) made arrangements acceptable to the Company to otherwise satisfy such

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obligations. In the case of an Incentive Stock Option, the Participant also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the date of the Option Agreement or within one (1) year from the date such shares were purchased by the Participant. If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such an early disposition, the Participant agrees to satisfy the amount of such withholding in a manner that the Administrator prescribes.

7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Participant or by the Company to the Administrator of the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all persons.

8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Participant and his or her heirs, executors, administrators, successors, and assigns.

9. Governing Law; Severability. This Exercise Notice shall be governed by and construed in accordance with the laws of the State of Wisconsin. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and enforceable.

10. Notices. Any notice required under Section 6, above, shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Company at its then principal place of business. The Participant acknowledges, however, that this Exercise Notice is not effective until actually received by an officer of the Company pursuant to Section 14 of the Option Agreement.

11. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

Submitted by:	Accepted by:
PARTICIPANT	TOMOTHERAPY INCORPORATED

By:
(Signature)
Its:
print name:

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